UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the

Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

GROM SOCIAL ENTERPRISES, INC.

(Name of Registrant as Specified in Its Charter)

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2060 NW Boca Raton Blvd, #6
Boca Raton, FL 33431

October 17, 2022

Dear Shareholders:

The enclosed Information Statement is being furnished to the holders of record of the shares of the common stock, with a par value of $0.001 per share (the “Common Stock”), and Series C 8% convertible preferred stock, with a par value of $0.001 per share (the “Series C Stock”), of Grom Social Enterprises, Inc., a Florida corporation (the “Company”), as of the close of business on the record date, October 3, 2022 (the “Record Date”). The purpose of the Information Statement is to notify our shareholders that on October 4, 2022, the Company received a written consent in lieu of a meeting (the “Board Consent”) from the members of the board of directors of the Company (the “Board”) and on October 4, 2022, the Company received a written consent in lieu of a meeting from the holders of approximately 50.1% of the voting stock (the “Consenting Shareholders”) of the Company (the “Shareholder Consent” and together with the Board Consent, the “Written Consents”).

The Written Consents approved a reverse stock split of the issued and outstanding shares of Common Stock, by a ratio of no less than 1-for-1 and no more than 1-for-30, with the exact ratio to be determined by the Board in its sole discretion (the “Reverse Split”) and with such Reverse Split to be effective at such time and date determined by the Board in its sole discretion.

You are urged to read the Information Statement in its entirety for a description of the actions taken by the Consenting Shareholders of the Company. The actions will become effective on a date that is not earlier than twenty-one (21) calendar days after this Information Statement is first mailed to our shareholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The enclosed Information Statement is being furnished to you to inform you that the foregoing actions have been approved by the Consenting Shareholders. Because the Consenting Shareholders have voted in favor of the foregoing actions, and have sufficient voting power to approve such actions, no other shareholder consents will be solicited in connection with the transactions described in this Information Statement. The Board is not soliciting your proxy, and proxies are not requested from shareholders.

This Information Statement is being mailed on or about October 17, 2022 to shareholders of record on the Record Date.

Sincerely,

/s/ Darren Marks

Darren Marks

Chief Executive Officer

2060 NW Boca Raton Blvd. #6

Boca Raton, Florida 33431

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

AND RULE 14C-2 THEREUNDER

_____________________________________

NO VOTE OR OTHER ACTION OF THE COMPANY’S SHAREHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

The enclosed Information Statement is being furnished to the holders of record of the shares of the common stock, with a par value of $0.001 per share (the “Common Stock”), and Series C 8% convertible preferred stock, with a par value of $0.001 per share (the “Series C Stock”), of Grom Social Enterprises, Inc., a Florida corporation (the “Company”), as of the close of business on the record date, October 3, 2022 (the “Record Date”). The purpose of the Information Statement is to notify our shareholders that on October 4, 2022, the Company received a written consent in lieu of a meeting (the “Board Consent”) from the members of the board of directors of the Company (the “Board”) and on October 4, 2022, the Company received a written consent in lieu of a meeting from the holders of approximately 50.1% of the voting stock (the “Consenting Shareholders”) of the Company (the “Shareholder Consent” and together with the Board Consent, the “Written Consents”).

The Written Consents approved a reverse stock split of the issued and outstanding shares of Common Stock, by a ratio of no less than 1-for-1 and no more than 1-for-30, with the exact ratio to be determined by the Board in its sole discretion (the “Reverse Split”) and with such Reverse Split to be effective at such time and date determined by the Board in its sole discretion.

On May 24, 2022, the Company received a deficiency letter (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, based upon the closing bid price of the Common Stock, for the last 30 consecutive business days, the Company is not currently in compliance with the requirement to maintain a minimum bid price of $1.00 per share for continued listing on the Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Rule”). The Notice has no immediate effect on the continued listing status of the Common Stock on the Nasdaq Capital Market, and, therefore, the Company's listing remains fully effective.

The Company is provided a compliance period of 180 calendar days from the date of the Notice, or until November 21, 2022, to regain compliance with Nasdaq Listing Rule 5550(a)(2). If at any time before November 21, 2022, the closing bid price of the Company’s Common Stock closes at or above $1.00 per share for a minimum of 10 consecutive business days, subject to Nasdaq’s discretion to extend this period pursuant to Nasdaq Listing Rule 5810(c)(3)(G), Nasdaq will provide written notification that the Company has achieved compliance with the Minimum Bid Price Rule, and the matter would be resolved.

If the Company does not regain compliance with the Minimum Bid Price Rule during the initial 180 calendar day period, the Company may be eligible for an additional 180 calendar day compliance period. To qualify, the Company would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the Minimum Bid Price Rule, and would need to provide written notice of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. If the Company does not regain compliance within the allotted compliance periods, including any extensions that may be granted by Nasdaq, Nasdaq will provide notice that the Company's Common Stock will be subject to delisting. The Company would then be entitled to appeal that determination to a Nasdaq hearings panel.

The Board has authorized the Reverse Split with the primary intent of increasing the per share trading price of the Common Stock, which is publicly traded and listed on the Nasdaq Capital Market under the symbol “GROM.” The Reverse Split is being effectuated in order to raise the trading price of the Common Stock so that we can regain compliance with the Minimum Bid Price Rule. The Company will be deemed to cure the minimum price per share deficiency if its stock price exceeds $1.00 per share and the price remains above that level for at least the 10 trading days following the effectiveness of the Reverse Split.

The actions will become effective on a date that is not earlier than twenty-one (21) calendar days after this Information Statement is first mailed to our shareholders.

Because the Consenting Shareholders have voted in favor of the foregoing actions, and have sufficient voting power to approve such actions, no other shareholder consents will be solicited in connection with the transactions described in this Information Statement. The Board is not soliciting proxies in connection with the adoption of these actions, and proxies are not requested from shareholders.

In accordance with our bylaws, our Board has fixed the close of business on October 3, 2022 as the record date for determining the shareholders entitled to notice of the above noted actions (the “Record Date”). This Information Statement is being mailed on or about October 17, 2022 to shareholders of record on the Record Date.

Under Florida law, shareholders have no appraisal or dissenters’ rights in connection with the matters described in this Information Statement and we will not independently provide our shareholders with any such right.

VOTE REQUIRED; MANNER OF APPROVAL

Approval to authorize the Board to implement the Reverse Split requires the affirmative vote of the holders of a majority of the voting power of the Company.  In accordance with the Company’s bylaws, the Board has fixed October 3, 2022, as the Record Date for determining the shareholders entitled to vote or give written consent.

As of the Record Date, there were (i) 22,596,733 shares of Common Stock outstanding, with each share of Common Stock entitled to one vote, (ii) no shares of Series A preferred stock and Series B preferred stock outstanding, and (iii) 9,281,809 shares of Series C Stock outstanding. The holders of Series C Stock vote together as a single class with the holders of the Common Stock and the holders of any other class or series of shares entitled to vote with the Common Stock. Darren Marks, Chief Executive Officer and Chairman of the Board, holds proxies from holders of all shares of Series C Stock granting Mr. Marks the power to vote all of the shares held by such holders of Series C Stock until May 20, 2023. As a result, as of the Record Date, Mr. Marks has 45.5% of the Company’s combined voting power. On October 4, 2022, by delivery of the Shareholder Consent, Mr. Marks and other Consenting Shareholders approved the Reverse Split, by providing written consents as to 16,879,881 votes and 1,694,474 votes, respectively, representing an aggregate of 18,574,355 votes, or approximately 50.1% of the voting capital of the Company. Accordingly, the majority of votes necessary to authorize the Reverse Split was received.

No other shareholder consents will be solicited in connection with the transactions described in this Information Statement.  The Board is not soliciting proxies in connection with the adoption of these proposals, and proxies are not requested from shareholders.

Under Section 607.0704 of the Florida Business Corporation Act (“FBCA”), shareholders may take action without a meeting of the shareholders, and without prior notice, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of the outstanding voting shares holding not less than the minimum number of votes that would be necessary to approve such action at a shareholders meeting. The action is effective when written consents from holders of record of a majority of the outstanding shares of voting stock are executed and delivered to the Company. This Information Statement constitutes notice to you under Section 607.0704 of the FBCA of the actions taken by the Written Consents. On October 4, 2022, the Board and the Consenting Shareholders executed and delivered to the Company their respective Written Consents. Accordingly, in compliance with the FBCA, at least a majority of the total voting stock of the Company have approved the Reverse Split. As a result, no vote or proxy is required by the shareholders to approve the adoption of the foregoing actions.

This Information Statement is being furnished to all holders of the Company’s Common Stock and Series C Stock pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, solely for the purpose of informing shareholders of these corporate actions before they take effect. In accordance with Exchange Act Rule 14c-2, the Shareholder Consent will become effective no sooner than 20 calendar days following the mailing of this Information Statement.

THE REVERSE SPLIT

General

On May 24, 2022, the Company received the Notice from Nasdaq notifying the Company that, based upon the closing bid price of the Common Stock, for the last 30 consecutive business days, the Company is not currently in compliance with the requirement to maintain a minimum bid price of $1.00 per share for continued listing on the Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2). The Notice has no immediate effect on the continued listing status of the Common Stock on the Nasdaq Capital Market, and, therefore, the Company's listing remains fully effective. The Company is provided a compliance period of 180 calendar days from the date of the Notice, or until November 21, 2022, to regain compliance with Nasdaq Listing Rule 5550(a)(2).

Our Board has determined that it is in the best interests of the Company and its stockholders to effect the Reverse Split. On October 4, 2022, our Board and the Consenting Shareholders approved, by their respective Written Consents, the Reverse Split and granted the Board the sole discretion to select the exact Reverse Split ratio of no less than 1-for-1 and no more than 1-for-30 and to effect the Reverse Split at such time and date determined by the Board, upon filing of the Articles of Amendment with the Secretary of State of the State of Florida. The actions will become no sooner than 20 calendar days following the date this Information Statement is first mailed to our shareholders.

The Board has authorized the Reverse Split with the primary intent of increasing the per share trading price of the Common Stock, which is publicly traded and listed on the Nasdaq Capital Market under the symbol “GROM.” The Reverse Split is being effectuated in order to raise the trading price of the Common Stock so that we can regain compliance with the Minimum Bid Price Rule. The closing price of shares of the Common Stock on October 3, 2022 was $0.33 per share, and as of October 3, 2022, the 10-trading day average closing stock price of shares of our Common Stock was $0.34 per share. A higher price per share may allow the Company to continue to have its Common Stock listed on the Nasdaq Capital Market. The Company will be deemed to cure the minimum price per share deficiency if its stock price exceeds $1.00 per share and the price remains above that level for at least the 10 trading days following the effectiveness of the Reverse Split.

Potential Effects of the Reverse Split

One principal effect of the Reverse Split would be to decrease the number of outstanding shares of our Common Stock based on the Reverse Split ratio determined by the Board of up to 1-for-30 and to raise the per share trading price of our Common Stock, which is currently trading on the Nasdaq Capital Market.

As of the Record Date, there were 22,596,733 shares of Common Stock outstanding. Depending on the Reverse Split ratio determined by the Board, a minimum of 1 and a maximum of 30 shares of existing Common Stock will be combined into one new share of Common Stock. The table below shows, as of the Record Date, the number of outstanding shares of Common Stock that would result from the listed hypothetical Reverse Split ratios (without giving effect to the treatment of fractional shares):

Reverse Split Ratio	Approximate Number of Outstanding Shares of Common Stock Following the Reverse Split
1-for-2	11,298,367
1-for-3	7,532,244
1-for-5	4,519,347
1-for-10	2,259,673
1-for-15	1,506,449
1-for-20	1,129,837
1-for-25	903,869
1-for-30	753,224

Except for de minimus adjustments that may result from the treatment of fractional shares as described below, the Reverse Split will not have any dilutive effect on our shareholders since each shareholder would hold the same percentage of our Common Stock outstanding immediately following the Reverse Split as such shareholder held immediately prior to the Reverse Split. The relative voting and other rights that accompany the shares of Common Stock would not be affected by the Reverse Split.

Potential Advantages of the Reverse Split

The Board has authorized the Reverse Split with the primary intent of increasing the per share trading price of the Common Stock, which is publicly traded and listed on the Nasdaq Capital Market under the symbol “GROM.” The Reverse Split is being effectuated in order to raise the trading price of the Common Stock so that we can regain compliance with the Minimum Bid Price Rule. The Reverse Split may also help with the Company’s future financing needs, increase investment interest, broaden the pool of investors and increase trading volume and help:

•	make the Common Stock more marketable;

•	attract new investors who are reluctant to invest in shares with low prices;

•	attract investment from certain institutional investors and investment funds who are presently prevented under their guidelines from investing in our stock at its current price levels; and

•	attract and retain employees who may be less likely to work for a company with a low stock price.

The Board believes that the Reverse Split may also provide the Company with greater flexibility with respect to the Company’s capital structure for such purposes as additional equity financing, stock-based acquisitions and strategic alliances and provide a more manageable number of Common Stock shares issued and outstanding, allowing the Company’s management to more efficiently manage shareholders’ interests

The Board considered that, as a matter of policy, many institutional investors will not purchase stocks trading below certain minimum price levels, and brokers often discourage their customers from purchasing such stocks. We believe that these concerns will be reduced if the price per share of our common stock increases.

The Reverse Split may also reduce the relatively high transaction costs and commissions incurred by our shareholders due to our currently low per share trading price. The structure of trading commissions, when they are set at a fixed price per share, can have an adverse impact on holders of lower-priced securities because the brokerage commissions generally represent a higher percentage of the sales prices of lower-priced securities than they do on higher-priced issues, which may discourage trading in such lower-priced securities. If the price of our shares is higher, then the adverse impact of these commissions could be reduced.

Potential Disadvantages of the Reverse Split

As noted above, the principal purpose of the Reverse Split would be to help increase the per share market price of our Common Stock by up to a factor of 30 so that the Company can regain compliance with the Minimum Bid Price Rule. We cannot assure you, however, that the Reverse Split will accomplish this objective for any meaningful period of time.

While we expect that the reduction in the number of outstanding shares of Common Stock will increase the market price of our Common Stock, we cannot assure you that the Reverse Split will increase the market price of our Common Stock by an equivalent multiple, or result in any permanent increase in the market price of our Common Stock. The price of our Common Stock is dependent upon many factors, including our business and financial performance, general market conditions and prospects for future success. If the per share market price does not increase proportionately as a result of the Reverse Split, then the value of our Company as measured by our market capitalization will be reduced, perhaps significantly. Furthermore, we cannot assure you that after the Reverse Split we will regain compliance with the Minimum Bid Price Rule or be able to maintain compliance with the other Nasdaq Capital Market listing requirements.

The number of shares held by each individual shareholder would be reduced if the Reverse Split is implemented. This may also increase the number of shareholders who hold less than a “round lot,” or 100 shares. The transaction costs to shareholders selling “odd lots” are typically higher on a per share basis. Consequently, the Reverse Split could increase the transaction costs to existing shareholders in the event they wish to sell all or a portion of their position.

Although our Board believes that the decrease in the number of shares of our Common Stock outstanding as a consequence of the Reverse Split and the anticipated increase in the market price of our Common Stock could encourage interest in our Common Stock and possibly promote greater liquidity for our shareholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Split.

Effecting the Reverse Split

The Articles of Amendment to the Company’s Articles of Incorporation will be filed with the Secretary of State of the State of Florida. The actual timing of the filing of the Articles of Amendment with the Secretary of State of the State of Florida to effect the Reverse Split will be determined by our Board. The Reverse Split will be effective as of the date of filing with the Secretary of State of the State of Florida or at such time and date as specified in the Articles of Amendment (the “Effective Time”).

Upon the filing of the Articles of Amendment, without further action on our part or our shareholders, the outstanding shares of Common Stock held by shareholders of record as of the Effective Time would be converted into a lesser number of shares of Common Stock based on the Reverse Split ratio determined by the Board.

Effect on Outstanding Shares, Options and Certain Other Securities

If the Reverse Split is implemented, the number of shares our Common Stock owned by each shareholder will be reduced in the same proportion as the reduction in the total number of shares outstanding, such that the percentage of our Common Stock owned by each shareholder will remain unchanged except for any de minimus change resulting from the treatment of fractional shares as described below.

Any outstanding shares of options, warrants, notes, debentures and other securities, including the Series C Stock, entitling their holders to purchase shares of the Company's Common Stock would be adjusted as a result of the Reverse Split, as required by the terms of these particular securities. The conversion ratio for each instrument would be reduced, and the exercise price, if applicable, would be increased, in accordance with the terms of each instrument and based on the Reverse Split ratio determined by the Board.

Exchange of Stock Certificates; Fractional Shares

At the Effective Time of the Reverse Split, automatically, without any action on the part of any shareholder, the Company’s issued and outstanding shares of Common Stock (“Old Common Stock”) shall be converted into new shares of Common Stock (“New Common Stock”) on the basis of the Reverse Split ratio determined by the Board. Each holder of a certificate or certificates, which, immediately prior to the Effective Time, represented outstanding shares of Old Common Stock, will, from and after the Effective Time, be entitled to receive a certificate or certificates representing the shares of New Common Stock into which the shares of Old Common Stock are reclassified in connection with the Reverse Split.

As of the Record Date, we had 449 holders of record of our Common Stock (although we have significantly more beneficial holders). We do not expect the Reverse Split to result in a significant reduction in the number of record holders.

Until surrendered, we will deem outstanding certificates representing shares of Old Common Stock (the “Old Certificates”) held by shareholders to be cancelled and only to represent the number of whole shares of New Common Stock to which these shareholders are entitled, subject to the treatment of fractional shares. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for certificates representing the appropriate number of whole shares of New Common Stock (the “New Certificates”). If an Old Certificate has a restrictive legend on the back of the Old Certificate, the New Certificate will be issued with the same restrictive legend on the back of the New Certificate.

Shareholders who hold shares in street name through a nominee (such as a bank or broker) will be treated in the same manner as shareholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse Split for their beneficial holders. However, nominees may have different procedures and shareholders holding shares in street name should contact their nominees. Shareholders will not have to pay any service charges in connection with the exchange of their certificates.

Our Board does not intend to issue fractional shares in connection with the Reverse Split. Therefore, we do not expect to issue certificates representing fractional shares. In lieu of issuing fractional shares, the Company will round shares up to the nearest whole number and all shares of Old Common Stock eliminated as a result of the Reverse Split will be cancelled. Shareholders who otherwise would be entitled to receive fractional shares because they hold, as of the Effective Time of the Reverse Split, a number of shares of our Old Common Stock not evenly divisible will be entitled to one share of New Common Stock.

Effect on Authorized Shares

If and when our Board elects to effect the Reverse Split, the authorized number of shares of our Common Stock will remain at 500,000,000. Accordingly, there will be no reduction in the number of authorized shares of our Common Stock in proportion to the Reverse Split ratio. As a result, the proportion of shares owned by our shareholders relative to the number of shares authorized for issuance will decrease and the additional authorized shares of Common Stock will be available for issuance at such times and for such purposes as our Board may deem advisable without further action by our shareholders, except as required by applicable laws and regulations.

We do not currently have any plans, proposals or arrangements to issue any of the authorized shares which would become newly available as a result of the Reverse Split, as the Company currently has sufficient authorized shares to be issued in connection with any planned capital raise or outstanding securities, including options and warrants. Nevertheless, in order to support our projected need for additional equity capital and to provide flexibility to raise the capital as necessary, our Board believes the number of shares of Common Stock should be maintained at 500,000,000 shares.

Accounting Consequences

Pursuant to the Reverse Split, the par value of the Common Stock will remain $0.001 per share. As of the Effective Time, the stated capital attributable to Common Stock on our balance sheet will be reduced proportionately based on the Reverse Split ratio determined by the Board (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of our Common Stock outstanding.

Federal Income Tax Consequences

The following summary describes certain material U.S. federal income tax consequences of the Reverse Split to holders of our Common Stock. This summary addresses the tax consequences only to a beneficial owner of our Common Stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our Common Stock (a “U.S. holder”). This summary does not address all of the tax consequences that may be relevant to any particular shareholder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to persons that may be subject to special treatment under U.S. federal income tax law or persons that do not hold our Common Stock as “capital assets” (generally, property held for investment). This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date hereof. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Split.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Split.

Each shareholder should consult his, her or its own tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences of the Reverse Split.

The Reverse Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, no gain or loss should be recognized by a U.S. holder upon the Reverse Split.  Accordingly, the aggregate tax basis in the Common Stock received pursuant to the Reverse Split should equal the aggregate tax basis in the Common Stock surrendered and the holding period for the Common Stock received should include the holding period for the Common Stock surrendered.

No Appraisal Rights

Under the FBCA, our shareholders are not entitled to appraisal rights with respect to the Reverse Split, and we will not independently provide our shareholders with any such rights.

Text of Proposed Amendment; Effectiveness

The text of the proposed Articles of Amendment is set forth in Appendix A to this Information Statement. If and when effected by our Board, the Articles of Amendment will become effective upon its filing with the Secretary of State of the State of Florida.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of October 3, 2022, the number of shares of Common Stock beneficially owned by (i) each person, entity or group (as that term is used in Section 13(d)(3) of the Exchange Act) known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock; (ii) each of our directors; (iii) each of our executive officers, and (iv) all executive officers and directors as a group. Information relating to beneficial ownership of our Common Stock by our principal stockholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person directly or indirectly has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose or direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary interest. Except as noted below, each person has sole voting and investment power with respect to the shares beneficially owned and each stockholder's address is c/o Grom Social Enterprises, Inc., 2060 NW Boca Raton Blvd., #6, Boca Raton, Florida, 33431.

The percentages below are calculated based on 22,596,733 shares of common stock and 9,281,809 shares of Series C Stock issued and outstanding as of October 3, 2022.

Name of Beneficial Owner	Common Stock		Percentage of Common Stock	Series C Preferred Stock		Percentage of Series C Stock	Combined Voting Power
Executive Officers and Directors:
Darren Marks	711,611	(1)	3.1%	-		-	45.5%	(11)
Melvin Leiner	17,852	(2)	*	-		-	*
Jason Williams	9,666		*	-		-	*
Robert Stevens	7,813	(3)	*	-		-	*
Norman Rosenthal	9,117	(4)	*	-		-	*
Thomas J. Rutherford	77,015		*	-		-	*
All officers and directors as a group (6 persons)	833,074	(5)	3.7%	-		-	45.8%	(13)

5% or Greater Holders:
Denis J. Kerasotes 31 Fairview Lane Springfield, Illinois 62711	2,588,354	(6)	10.5%	3,816,105	(12)	41.1%	-

Condor Equities, LLC (7) 2535 Webb Girth Road Gainesville, Georgia 30507	2,076,688	(8)	8.6%	3,131,300	(12)	33.7%	-

Section 3 Developments (9) 2415 Alta Monte Drive Cedar Park, Texas 78613	**		**	520,000	(12)	5.6%	-

Eileen F. Kerasotes Family Trust (10) 4747 County Road 501 Bayfield, CO 81122	**		**	472,420	(12)	5.1%	-

__________

*Less than 1%

**Less than 5%

(1) Represents 711,611 shares of common stock held by Family Tys, LLC (“Family Tys”), of which Mr. Marks is the managing member and over which Mr. Marks has voting and dispositive power. Does not include an aggregate of (i) 9,281,809 shares of Series C Stock (with 1.5625 votes per share, or 14,502,827 votes in the aggregate) and (ii) 1,665,443 shares, for which Mr. Marks has a voting proxy until May 20, 2023.

(2) Represents 17,852 shares of common stock held by 4 Life LLC (“4 Life”), of which Mr. Leiner is the managing member and over which Mr. Leiner has voting and dispositive power. On April 22, 2022, Melvin Leiner resigned from his positions as the Company’s Executive Vice President and Chief Operating Officer.

(3) Represents shares held by Thistle Investments, LLC, of which Mr. Stevens is managing member and over which Mr. Stevens has sole voting and dispositive power.

(4) Represents shares held by Tempest Systems, Inc., of which Mr. Rosenthal is chief executive officer and over which Mr. Rosenthal has sole voting and dispositive power.

(5) Does not include an aggregate of (i) 9,281,809 shares of Series B Stock (with 1.5625 votes per share, or 14,502,827 votes in the aggregate), and (ii) 1,665,443 shares of common stock, for which Messrs. Marks has a voting proxy until May 20, 2023.

(6) Consists of (i) 575,799 shares of common stock, (ii) 25,000 shares held by the Denis J. Kerasotes Trust, dated June 13, 2017, of which Mr. Kerasotes as trustee has sole voting and dispositive power, and (iii) 1,987,555 shares of common stock issuable upon the conversion of 3,816,105 shares of Series C Stock at a conversion price of $1.92 per share.

(7) Dale Nabb, manager of Condor Equities, LLC (“Condor”), has sole voting and dispositive power of the shares held by Condor.

(8) Includes (ii) an aggregate of 15,625 shares underlying currently exercisable warrants at an average exercise price of $3.20 per share, (ii) 354,777 shares of common stock, and (iii) 23,438 shares of common stock held by Dale Nabb, manager of Condor, (iv) 51,962 shares held by the Dale P. Nabb Living Trust, dated November 11, 1998, of which Mr. Nabb as trustee has sole voting and dispositive power, and (v) 1,630,886 shares of common stock issuable upon the conversion of 3,131,300 shares of Series C Stock at a conversion price of $1.92 per share.

(9) Michael Tapajna, chief executive officer of Section 3 Developments, Inc. (“Section 3”), has sole voting and dispositive power of the shares held by Section 3.

(10) John G. Kerasotes, as trustee of the Eileen F. Kerasotes Trust, has sole voting and dispositive power over the shares held by such Trust.

(11) Based upon (i) 711,611 shares of common stock held by Family Tys of which Mr. Marks is the managing member and over which Mr. Marks has voting and dispositive power and (ii) the voting rights to an aggregate of (A) 1,665,443 shares of common stock held by certain holders of our Series C Stock, and (B) 9,281,809 shares of Series C Stock, having the right to 1.5625 votes for each share of Series B Stock for which Mr. Marks has a voting proxy until May 20, 2023.

(12) Darren Marks, the Company’s Chief Executive Officer, President, has the voting rights to such shares of Series C Stock and common stock until May 20, 2023, pursuant to voting proxies from such shareholders.

(13) Includes 9,281,809 shares of Series C Stock (with 1.5625 votes per share, or 14,502,827 votes in the aggregate).

INTEREST OF CERTAIN PERSONS IN OR IN

OPPOSITION TO MATTERS TO BE ACTED UPON

Except in their capacity as shareholders (which interest does not differ from that of the other holders of Company’s Common Stock), none of our officers, directors or any of their respective affiliates or associates will have any interest in the Reverse Split.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this Information Statement, which means that we can disclose important information to you by referring you to other documents that we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this Information Statement. This Information Statement incorporates by reference the following documents:

1.	Our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on April 15, 2022;
2.	Our Current Report on Form 8-K, dated April 22, 2022, filed with the SEC on April 28, 2022;
3.	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 16, 2022;
4.	Our Current Report on Form 8-K, dated May 24, 2022, filed with the SEC on May 31, 2022;
5.	Our Current Report on Form 8-K, dated July 14, 2022, filed with the SEC on July 15, 2022; and
6.	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, filed with the SEC on August 16, 2022.

Where You Can Find More Information

You may read and copy any reports, statements or other information filed by us at the public reference facilities maintained by the SEC in Room 1590, 100 F Street, N.E., Washington, D.C. 20549. The SEC maintains a website that contains reports, proxy and information statements and other information, including those filed by us, at http://www.sec.gov. You may also access the SEC filings and obtain other information about us through our website, which is http://www.gromsocial.com. The information contained on the website is not incorporated by reference in, or in any way part of, this Information Statement.

Delivery of Documents to Security Holders Sharing an Address

The Company will provide without charge to each person, including any beneficial owner of such person, to whom a copy of this Information Statement has been delivered, on written or oral request, within one business day of receipt of such request, a copy of any and all of the documents referred to above that have been or may be incorporated by reference herein other than exhibits to such documents (unless such exhibits are specifically incorporated by reference herein). Requests should be directed to Grom Social Enterprises, Inc. c/o Jason Williams at the below address or telephone number.

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to shareholders who share a single address unless we received contrary instructions from any shareholder at that address. This practice, known as “householding”, is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of this Information Statement to a shareholder at a shared address to which a single copy of this Information Statement was delivered. You may make such a written or oral request by sending a written notification stating (a) your name, (b) your shared address, and (c) the address to which the Company should direct the additional copy of this Information Statement, to Grom Social Enterprises, Inc. c/o Jason Williams at the below address or telephone number. Additionally, if current shareholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to shareholders at the shared address, notification of such request may also be made in the same manner by mail or telephone to the Company’s principal executive offices.

FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the SEC in its rules, regulations, and releases) representing our expectations or beliefs regarding us. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the SEC.

OTHER MATTERS

The Board knows of no other matters other than those described in this Information Statement which have been approved or considered by the holders of a majority of the shares of the Company’s voting stock.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT, PLEASE CONTACT:

Grom Social Enterprises, Inc.

2060 NW Boca Raton Blvd. #6

Boca Raton, Florida 33431

(561) 287-5776

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF CERTAIN TRANSACTIONS ENTERED INTO BY THE COMPANY.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board, /s/ Darren Marks Darren Marks Chief Executive Officer

APPENDIX A

CERTIFICATE OF AMENDMENT

TO THE

articles OF INCORPORATION

OF

grom social enterprises, INC.

Under Section 607.1006 of the Florida Business Corporation Act (the “FBCA”),

IT IS HEREBY CERTIFIED THAT:

1.	The name of the corporation is Grom Social Enterprises, Inc. (the “Corporation”).

2.	The Articles of Incorporation of the Corporation were filed with the Secretary of State of the State of Florida on August 4, 2014. Amendments to the Articles of Incorporation were filed with the Secretary of State of the State of Florida on each of August 17, 2017, April 8, 2019, June 12, 2019, August 4, 2020, May 7, 2021, and May 20, 2021.

3.	Upon the filing and effectiveness (the “Effective Time”) pursuant to the FBCA of this amendment to the Corporation’s Certificate of Incorporation, each shares of Common Stock issued and outstanding immediately prior to the Effective Time either issued and outstanding or held by the Corporation as treasury stock shall be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof (the “Reverse Split”); provided that no fractional shares shall be issued to any holder and that instead of issuing such fractional shares, the Corporation shall round shares up to the nearest whole number. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificate”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the treatment of fractional shares as described above.

4.	This Certificate of Amendment shall become effective as of November , 2022, at [a.m./p.m.]

5.	This Certificate of Amendment was duly adopted in accordance with Section 607.1001 of the FBCA. The board of directors of the Company (the “Board”) duly adopted resolutions setting forth and declaring advisable this Certificate of Amendment and directed that the proposed amendments be considered by the stockholders of the Corporation. Written consents were solicited from all of our stockholders of record pursuant to Section 607.0704 of the Florida Business Corporations Act and Article II, Section 12 our Bylaws. A consent solicitation was mailed on or about October 4, 2022 and the necessary number of shares consented to proposed amendments. The stockholders of the Corporation duly adopted this Certificate of Amendment.

IN WITNESS WHEREOF, this Certificate of Amendment of the Certificate of Incorporation has been executed as of this ______ day of _________, 2022.

GROM SOCIAL ENTERPRISES, INC.

/s/ Darren Marks

Darren Marks

Chief Executive Officer